Exhibit 10.2

INTELLECTUAL PROPERTY PURCHASE AND TRANSFER AGREEMENT

This INTELLECUAL PROPERTY PURCHASE AND TRANSER AGREEMENT ("Agreement") is effective as of October 15, 2014 (the "Effective Date"), notwithstanding the later execution hereof, by and between Wild Earth Naturals, a Nevada corporation (''Seller"), and Weed Growth Fund, Inc., a Nevada corporation (the "Buyer").

RECITALS

1.                  WHEREAS, Seller currently owns or has the right to a hemp silk patent and related intellectual property rights.

2.                  WHEREAS, Buyer wishes to purchase the foregoing intellectual property rights from Seller and Seller wishes to sell the same to Buyer on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements herein contained, Buyer and Seller agree as follows:

1.   Sale. Purchase and Transfer of Intellectual Property Rights.

1.1            Purchase & Assignment.  On the terms and conditions of this Agreement. Seller hereby sells, transfers and assigns to Buyer the patent and other intellectual property specifically listed on Exhibit A, attached hereto and incorporated herein by reference (collectively, the "Assets").  Furthermore, Seller agrees to take any additional steps necessary to retitle the Assets in the name of Buyer or a Designee.

1.2            Purchase Price.  The purchase price for the Assets ("Purchase Price'') shall be fifty thousand ($50,000.00) dollars.  Seller confirms that it has already received the Purchase Price from Buyer.

1.3            Documents to be Delivered by Seller.  Seller shall deliver, or cause to be delivered, the following:

(a) all documents necessary to formally and legally transfer the Assets to Buyer, as of the Effective Date.

(b) a copy of the written consent of resolutions of the board of directors of Wild Earth Naturals authorizing the execution, delivery and performance of this Agreement by Wild Earth Naturals.

2.   Representations of Seller: Seller represents to Buyer that:

2.1            Organization, Standing and Authority.  Wild Earth Naturals is a corporation organized, under the laws of the State of Nevada.

2.2            Authorization of Agreement Authority.  The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate and partnership action of Seller, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement by Seller will not (a) violate or conflict with Wild Earth Naturals corporate power and authority; (b) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller; or (c) subject to the receipt of appropriate consents as specified in this Agreement as of the Closing Date, conflict with, or result in the breach of the provisions of, or constitute a default under, any agreement, license, permit or other instrument to which Seller is a party or is bound or by which the Assets are bound.

2.3            Litigation. Compliance with Laws.  There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Seller's knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Seller in connection with this Agreement. There is no claim of infringement, litigation, proceeding or governmental investigation pending or, to the best of Seller's knowledge, threatened, or any order, injunction or decree outstanding regarding the Assets.

2.4            The Assets. Seller has good and marketable title to the Assets.

3.   Representations of Buyer. Buyer represents to Seller as follows:

3.1            Buyer's Organization.  Buyer is a Corporation organized, existing and in good standing under the laws of Nevada and has the full corporate power and authority to enter into and to perform this Agreement.

3.2            Authorization of Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy. insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.            Miscellaneous.

5.1            Survival of Representations and Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement indefinitely.

5.2            Notices. All notices, demands, and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested. Telecopier, courier service, or personal delivery:

(a)            If to the Purchaser:
  Weed Growth Fund, Inc.
  5635 N. Scottsdale Rd., Suite 130
  Scottsdale, AZ 85250

(b)            If to the Seller:
  Wild Earth Naturals
  1646 West Pioneer Blvd., Unit #120
  Mesquite, NV 89027

All such notices, demands, and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one Business Day after being sent, if sent via a reputable nationwide overnight courier service guaranteeing next business day delivery; (iii) five (5) Business Days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if telecopied.  Any party may, by notice given in accordance with this Section, designate another address or Person for receipt of notices hereunder.  Any party may give any notice, request, consent, or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail, or electronic mail), but no such notice, request, consent, or other communication shall be deemed to have been duly given unless and until it is actually received by the party to whom it is given.

5.3            Successors and Assigns: Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to the terms and conditions hereof, the Purchaser may assign its rights under this Agreement to an Affiliates or a related company;

5.4            Amendment and Waiver.

(1)	No failure or delay on the part of any Seller or the Purchaser in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy.

(2)	Any amendment, supplement, or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Seller or the Purchaser from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing, and signed by the Seller and the Purchaser, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Seller in any case shall entitle the Seller to any other or further notice or demand in similar or other circumstances.

5.5            Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

5.6            Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid. illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal, or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

5.7            Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, is intended by the parties as a final expression of their agreement, and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties, or undertakings other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.8            Public Announcements.  The Seller will make any public statements or issue any press releases with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Purchaser.

5.9            Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions. authorizations. or other actions by, or giving any notices to. or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[signature page to follow]

IN WITNESS WHEREOF, The parties have executed this Agreement effective as of the date first written above.

WILD EARTH NATURALS, INC.

By:	DAVID TOBIAS
David Tobias, its President

WEED GROWTH FUND, INC.

By:	ERIC MILLER
Eric Miller, its President

Exhibit A List of Assets

1.	Patent Pending filed on January 3. 2013 and published on July 3. 2014 under USPTO Publication No. 20140189899, having the following general description:

Methods of producing new types of hybrid silk and fibers using insects, animals, and plants

In addition to the foregoing patent or patent pending the term "Assets'' shall include: (i) any patents, patents pending, patent applications, patent disclosures and inventions related to the foregoing intellectual property, (ii) any internet domain names, trademarks, service marks, trade names, and logos related thereto, and (iii) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, and copyrightable works, made part of or reasonably related to the foregoing items.